DIGITILITI, INC.
JUNIOR SECURED CONVERTIBLE PROMISSORY NOTE AND WARRANT PURCHASE AGREEMENT

THIS CONVERTIBLE PROMISSORY NOTE AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of September __, 2011, by and among Digitiliti, Inc., a Delaware corporation (the “Company”), and the investors listed on Exhibit A, including any investors who later become party to this Agreement in connection with an investment in the Second Tranche, as defined below (each, an “Investor” and collectively, the “Investors”).
The parties hereby agree as follows:

1.	Definitions.
1.“Accredited Investor” is as defined by Rule 501 of Regulation D promulgated under the Securities Act.
2.“Bylaws” means the bylaws of the Company as in effect as of the date hereof.
3.“Certificate of Incorporation” means the Certificate of Incorporation of the Company as in effect as of the date hereof.
4.“Commission” means the U.S. Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.
5.“Common Stock” means Common Stock, par value $0.001 per share, of the Company, or any other capital stock of the Company into which such stock is reclassified or reconstituted.
6.“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.
7. “Majority Noteholders” means holders of more than 50% in principal amount of the outstanding Notes.
8.“Note Securities” means the Common Stock issuable upon conversion of the Notes.
9.“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.
10.“Requirement of Law” means, as to any Person, any law, statute, treaty, rule, regulation, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.
11.“Security Agreement” means the Security Agreement by and between the Company, the Investors and the Collateral Agent dated as of the date hereof and attached hereto as Exhibit D.
12.“Securities” means the Notes, Warrants, Note Securities and Warrant Securities.
13.“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
14.“Transaction Documents” means collectively, this Agreement, the Notes, the Warrants and the Security Agreement.
15. “Warrant Securities” means the Common Stock issuable upon exercise of the Warrants.
2.Purchase and Sale of Notes and Warrants.
1.Authorization and Sale of Notes and Warrants.
(a)Notes. The Company has authorized and agreed to, subject to the terms and conditions herein, the issuance and sale to the Investors of Junior Secured Convertible Promissory Notes in the form attached hereto as

Exhibit B in aggregate principal amount of up to $1,500,000 at par (collectively referred to as the “Notes” and individually as a “Note”.) The repayment of the Notes will be secured by a security interest in all of the Company's assets pursuant to the Security Agreement; provided, however, each Investor hereby agrees and acknowledges that the security interest granted to the Investors securing repayment of the Notes is expressly subordinate to the secured debt as set forth under Schedule 2.1.
(b)Warrants. The Company has authorized the issuance and sale to each Investor five-year warrants in the form attached hereto as Exhibit C to purchase that number of shares of Common Stock equal to 10% of the principal amount of such Investor's Notes divided by the exercise price of $0.06 per share (collectively referred to as the “Warrants” and individually as a “Warrant”).
(c)First Tranche. Subject to the terms and conditions of this Agreement, the Investors agree that they will purchase, and the Company will sell, Notes in an aggregate principal amount of $500,000 (“Initial Investment”) (together with related Warrants) at the first Closing (“First Tranche”). The Investors further agree that Accredited Investors who have purchased securities from the Company since May 8, 2011 (“Securities”) shall have the right to convert the Securities, up to an aggregate purchase price of $100,000, into the same Securities to be sold pursuant to this Agreement and on the same terms at the first Closing; however, the purchase price of the Securities converted shall not be counted towards reaching the Initial Investment.
(d)Second Tranche. Subject to the terms and conditions of this Agreement, including the conditions set forth in Section 5.2 below, the Investors agree that they or their assigns will purchase, and the Company will sell, additional Notes in a minimum aggregate principal amount of $500,000 (“Minimum”) up to a maximum of $1,000,000 (“Maximum”) (together with related Warrants) at a second Closing (“Second Tranche”).
(e)Purchase Price. The purchase price of a Note and Warrant shall in the aggregate be equal to the principal amount of the Note. Subject to the terms and conditions of this Agreement, each Investor agrees, severally but not jointly, to pay the Company at the Closing of the First Tranche the purchase price for such Investor's Note and Warrant in the amount set forth opposite the Investor's name on Exhibit A in the column headed “Total Purchase Price.” The Company agrees to sell and issue to each Investor at the Closing of the First Tranche a Note and Warrant in the amounts set forth opposite the Investor's name on Exhibit A. The amount of the Note and Warrant to be sold to each Investor at the Closing of the Second Tranche shall be determined at such Closing.
2.Closing. The closings of the purchases and sales of the Notes and Warrants (collectively referred to as the “Closings” and individually as a “Closing”) ) shall take place at the offices of Winthrop & Weinstine, P.A., 225 South Sixth Street, Suite 3500, Minneapolis, Minnesota 55402-4629, by an exchange of executed counterpart copies of this Agreement, other Transaction Documents and the other closing documents. At a Closing, the Company shall deliver to each Investor a Note and Warrant as well as an executed original of the Security Agreement and this Agreement and each Investor will deliver an executed original of this Agreement and any other closing documents and will pay the purchase price for the Note and the Warrant to the Company in immediately available funds.
3.Representations and Warranties of the Company. The Company represents and warrants to the Investors as follows:
1.Corporate Existence and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, and has the corporate power and authority to execute, deliver, and perform its obligations under each of the Transaction Documents except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect.
2.Authorization; No Contravention. Other than as set forth under Schedule 3.2, the execution, delivery and performance by the Company of each of the Transaction Documents and the transactions contemplated thereby, including, without limitation, the sale, issuance and delivery of the Securities, have been duly authorized by all necessary corporate action of the Company, do not contravene the terms of the Certificate of Incorporation or the Bylaws, or any amendment thereof, do not violate, conflict with or result in any breach or contravention of, or the creation of any lien, mortgage, security interest, or similar encumbrance under, any contractual obligation of the Company, or any

Requirement of Law applicable to the Company, and do not violate any judgment, injunction, writ, award, decree or order of any nature (collectively, “Orders”) of any Governmental Authority against, or binding upon the Company. The Company has not previously entered into any contractual obligation which is currently in effect or by which it is currently bound, granting any rights to any Person which are inconsistent with the rights to be granted by the Company in any of the Transaction Documents.
3.Government Authorization; Third-Party Consents. Other than as set forth under Schedule 3.2, customary federal and state filings necessary in connection with the claiming of exemptions from registration of the issuance of the Securities contemplated hereby, and except as otherwise set forth in the Transaction Documents, no approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, or any contractual obligation of the Company, and no lapse of a waiting period under a Requirement of Law, or any contractual obligation of the Company, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale, issuance and delivery of the Securities) by, or enforcement against the Company, of any of the Transaction Documents.
4.Binding Effect. Each of the Transaction Documents has been duly authorized, executed, and delivered by the Company and constitutes the legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms.
5.Litigation. Except as set forth under Schedule 3.5, there are no material actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations pending or, to the knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company. No Order has been issued by any court or other Governmental Authority against the Company purporting to enjoin or restrain the execution, delivery or performance of any of the Transaction.
6.No Defaults. Except as set forth on Schedule 3.6 hereof, the Company is not in material violation or breach of, or in material default under any note, indenture, mortgage, lease, contract, purchase order or other instrument, document or agreement to which the Company is a party or by which it or any of its property is bound or affected or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body which violation, breach or default would have a material adverse effect on the financial condition, results of operations, assets, liabilities, business or prospects of the Company, and to the Company's knowledge, except as set forth on Schedule 3.6 hereof ,there exists no condition, event or act which after notice, lapse of time, or both, may constitute a material violation or breach of, or a material default under, any of the foregoing which violation, breach or default would have a material adverse effect on the financial condition, results of operations, assets, liabilities, business or prospects of the Company.
7.Taxes. Except as set forth on Schedule 3.7 hereof, there are no federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid; and there are no accrued and unpaid federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. Except as set forth on Schedule 3.7 hereof, the Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.
8.No Liens or Encumbrances. Other than as set forth on Schedule 3.8, the property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets.
9.SEC Reports. Except for an amendment to the Annual Report on Form 10-K for the fiscal year ended December 31, 2010 to include information under Part III, the Company has timely filed all forms, reports and documents required to be filed by the Company with the Commission since January 1, 2010.
10.Compliance with Laws. The Company has, to its knowledge, complied in all material respects with, is not in material violation of, and has not received any written notices of material violation with respect to, any Requirement of Law with respect to the conduct of its business, or the ownership or operation of its assets or properties.
11.Private Offering. No form of general solicitation or general advertising was used by the Company or its representatives in connection with the offer or sale of the Securities. Assuming that the representations of the Investors set forth in Section 4 hereof are true, no registration of the Securities, pursuant to the provisions of the Securities Act or any state securities or “blue sky” laws, will be required by the offer, sale or issuance of the Securities.

The Company agrees that neither it, nor anyone acting on its behalf, shall offer to sell the Securities or any other security of the Company so as to require the registration of the Securities pursuant to the provisions of the Securities Act or any state securities or “blue sky” laws, unless such Securities or other security is so registered.
12.Broker's, Finder's or Similar Fees. As of the date of the Closing, there are no brokerage commissions, finder's fees or similar fees or commissions payable by the Company in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any action taken by any such Person.
4.Representations and Warranties of the Investors. Each Investor, severally and not jointly with any other Investor, hereby represents and warrants to the Company that:
1.Existence and Power. The Investor has the requisite power and authority to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party.
2.Accredited Investor Status. The Investor is an Accredited Investor and is a resident of the state or other jurisdiction set forth opposite such Investor's name on the Exhibit A. The Investors acknowledge and agree that the offer and sale of the Securities under this Agreement are solely to Accredited Investors, and that each Investor must be an Accredited Investor in order to purchase the Securities under this Agreement. The Investors further acknowledge that the Company is relying on Investors' representations under this section in order to rely on certain securities registration exemptions under the Securities Act or any state securities laws.
3.Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or commissions payable by the Investor in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Investor or any action taken by the Investor as set forth on Schedule 4.3 hereof; provided, however, that the investors will pay consulting fees to certain individuals identified in Section 9(b) below.
4.Investment Intent. The Investor hereby confirms that the Securities to be acquired by the Investor will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part hereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not presently have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any of the Securities. The Investor has not been formed for the specific purpose of acquiring the Securities.
5.Disclosure of Information. The Investor has been given access to full and complete information regarding the Company, including information filed with the SEC and made public on EDGAR, specifically the risk factors included in the Annual Report on Form 10-K for the year ended December 31, 2010, and has had an opportunity to discuss the Company's business, management, financial affairs, and the terms and conditions of the offering of the Notes and Warrants with the Company's management and has had an opportunity to inspect the Company's facilities, and the Investor has utilized such access to the Investor's satisfaction.
6.Speculative Securities. The Investor understands that in investment in the Securities is highly speculative and involves a high degree of risk. The Investor acknowledges that the Company may not have sufficient financial resources on the date of maturity to repay the Notes. The Investor believes the investment is suitable for Investor based on Investor's investment objectives and financial needs. The Investor has adequate means for providing for Investor's current financial needs and personal contingencies and has no need for liquidity of investment with respect to the Securities. The Investor can bear the economic risk of an investment in the Securities for an indefinite period of time and can afford a complete loss of such investment.
7.Restricted Securities. The Investor understands that the Securities have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor's representations as expressed in this Agreement. The Investor understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the Securities indefinitely unless they are registered with the Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Investor acknowledges that the Company has no obligation to register or qualify the Securities for resale. The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements, including but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Investor's control, and which the Company is under no obligation and may not be able to satisfy.
8.No Public Market. The Investor understands that a very limited public market exists for the Company's

Common Stock, but no market exists for any other securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Securities. Accordingly, Investor understands that Investor must hold the Securities indefinitely and may never be able to resell them for their original purchase price, or at all, and thus may lose Investor's entire investment in the Company.
9.Legends. The Investor understands that the Securities and any securities issued in respect of or exchange for the Securities may bear one or both of the following legends:

(a)
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE BLUE SKY LAWS, AND IS SUBJECT TO CERTAIN INVESTMENT REPRESENTATIONS. THIS SECURITY MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE BLUE SKY LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

(b)	Any legend required by the blue sky laws of any state to the extent such laws are applicable to the Securities represented by the certificate bearing such legend.

5.	Conditions of Closing.
1.Conditions of Investors' Obligations at Closing of the First Tranche. The Investors' obligations at Closing of the First Tranche will be contingent upon satisfaction or waiver of the following conditions:
(a)No Material Adverse Change. The Investors shall have completed their due diligence review, including a legal and budget review, of the Company and its business to the Investors' satisfaction (“Review”), and there shall have been no material adverse change in the Company's financial condition or business operations since the date of this Agreement.
(b)Employment Matters. Concurrent with the first Closing:
(i)The employment of Ehssan Taghizadeh as the Company's President and Chief Executive Officer shall be terminated, and the Company and Mr. Taghizadeh shall both execute a separation agreement, the form of which is attached hereto as Exhibit E (“Separation Agreement”). Mr. Taghizadeh shall also resign as a director of the Company, effective as of the date of the Closing. Amounts owed by the Company to Mr. Taghizadeh under the Separation Agreement shall be paid to Mr. Taghizadeh in immediately available funds as specified in Exhibit B to the Separation Agreement, including as to the second payment the right to either: (a) convert the amount into the same Securities to be sold pursuant to this Agreement and on the same terms (“Payment Conversion”) or (b) receive the amount in cash. The amount of Securities issued upon any Payment Conversion shall not be counted towards reaching the Minimum or the Maximum for the Second Tranche. Amounts owed to Mr. Taghizadeh in connection with unsecured loans in the principal amount of $5,113.90, including accrued but unpaid interest thereon, shall be paid to Mr. Taghizadeh from the proceeds of the First Tranche in immediately available funds. In addition, to the extent not previously issued, the Company shall issue certificates or other documentation evidencing stock, options, warrants and other rights to acquire stock of the Company previously granted to Mr. Taghizadeh at the Closing of the First Tranche.
(ii)The Company shall appoint Jack Scheetz as the Company's interim President and Chief Executive Officer to serve until the Company has identified and retained a President and Chief Executive Officer, and the Company and Mr. Scheetz shall enter into a compensation arrangement regarding Mr. Scheetz's stock/option based compensation, as acceptable to Investors, which acceptance shall not be unreasonably withheld. The Board shall appoint Mr. Scheetz as a director to fill the vacancy created by Mr. Taghizadeh's resignation from the Board and to serve until the earlier of the unexpired term or the hiring of a President and Chief Executive Officer (at which time, Mr. Scheetz shall resign from the Board and the President and Chief Executive Officer shall fill such newly created vacancy if requested by the Majority Noteholders), unless terminated earlier upon resignation, death or removal by the Board for Good Cause. For the purposes of this Agreement, “Good Cause” shall mean: (A) engaging in acts of dishonesty at the expense of the Company, including but not limited to theft or embezzlement; or (B) engaging in conduct constituting a felony.

(iii)Other than as contemplated herein, and unless agreed to by the Investors, the Company has not entered into any new employment contract or other material obligation or commitment of the Company since the date of this Agreement.
(c)Secretary's Certificate. At the Closing, the Company shall deliver to the Investors a certificate, in form and substance satisfactory to the Investors, signed by the Secretary of the Company, certifying that the attached copies of the Certificate of Incorporation, the Bylaws and resolutions of the Board of Directors of the Company approving each of the Transaction Documents and the transactions contemplated thereby, are all true, complete and correct and remain unamended and in full force and effect.
(d)Documents. At the Closing, the Company shall have provided to the Investors true, complete, and correct copies of such documents as the Investors may have reasonably requested in connection with or relating to the sale of the Notes and Warrants, the other Transaction Documents, and the transactions contemplated hereby and thereby, all in form and substance reasonably satisfactory to the Investors.
(e)Consents and Approvals. At the Closing, except for customary federal and state filings necessary in connection with the claiming of exemptions for the issuance of the Securities contemplated hereby, which filings will be made at or promptly following the date of this Agreement, all consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons required in respect of all Requirements of Law which are necessary in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement and each of the other Transaction Documents shall have been obtained and be in full force and effect.
2.Conditions of Investors' Obligations at Closing of the Second Tranche. The Investors' obligations at Closing of the Second Tranche will be contingent upon satisfaction or a written waiver by the Majority Noteholders of the following conditions:
(a)New President and Chief Executive Officer. The Company has identified and retained a President and Chief Executive Officer acceptable to the Majority Noteholders; and before or on the Closing of the First Tranche, the Company shall have provided evidence that it has entered into the Separation Agreement with Mr. Taghizadeh.
(b)Secretary's Certificate. At the Closing, the Company shall deliver to the Investors a certificate, in form and substance satisfactory to the Investors, signed by the Secretary of the Company, certifying that the copies of the Certificate of Incorporation, the Bylaws and resolutions of the Board of Directors of the Company approving each of the Transaction Documents and the transactions contemplated thereby previously provided under Section 5.1(c) at the Closing of the First Tranche continue to be true, complete and correct and remain unamended and in full force and effect (unless such amendments have been consented to by the Investors, which shall not be unreasonably withheld).
(c)Documents. At the Closing, the Company shall have provided to the Investors true, complete, and correct copies of such documents as the Investors may have reasonably requested in connection with or relating to the sale of the Notes and Warrants, the other Transaction Documents, and the transactions contemplated hereby and thereby, all in form and substance reasonably satisfactory to the Investors.
(d)Consents and Approvals. Except for customary federal and state filings necessary in connection with the claiming of exemptions for the issuance of the Securities contemplated hereby, which filings will be made at or following the appropriate Closing, all consents, exemptions, authorizations, or other actions by, or notices to, or filings with, Governmental Authorities and other Persons required in respect of the Requirements of Law which are necessary in connection with the execution, delivery or performance by, or enforcement against, the Company of this Agreement and each of the other Transaction Documents shall have been obtained and be in full force and effect.
3.Conditions of the Company's Obligations at Closing. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor:
(a)Payment of Purchase Price. The Investor shall pay to the Company the applicable aggregate purchase price of the Notes and Warrants to be purchased at the appropriate Closing.
(b)Separation Agreement. Before or on the Closing of the First Tranche, the Company shall have received an executed Separation Agreement from Mr. Taghizadeh.
(c)Consents and Approvals. Except for customary federal and state filings necessary in connection with the claiming of exemptions for the issuance of the Securities contemplated hereby, which filings will be made at or following the appropriate Closing, all authorizations, approvals or permits, if any, of any Governmental

Authorities and other Persons required in respect of the Requirements of Law which are necessary or required in connection with the lawful issuance and sale of the Securities at Closing pursuant to this Agreement shall be duly obtained and effective as of the Closing.
6.Rights of A Certain Board Member. Concurrent with the Closing of the Second Tranche, Kedar Belhe, an existing director of the Company who has one or more outstanding loans to the Company in the aggregate principal amount of $50,000, shall either: (a) convert the principal balance of the loan, plus any accrued but unpaid interest thereon, into the same Securities to be sold pursuant to this Agreement and on the same terms (“Loan Conversion”), or (b) receive repayment of the loan in full. If Mr. Belhe chooses to receive repayment, the Company shall repay such Loan from the proceeds of the Closing of the Second Tranche. The amount of Securities issued upon any Loan Conversions shall not be counted towards reaching the Minimum or the Maximum for the Second Tranche.
7.Covenants of the Company.
(a)Director Nominee. For as long as the Notes remain outstanding, the Investors shall have the right to nominate one director to the Company's Board (“Investor Nominee”). The Board, subject to its fiduciary responsibilities, shall appoint such Investor Nominee as a director to fill the vacancy created by Roy Bauer's resignation from the Board and to serve the unexpired term, unless terminated earlier upon resignation, death or removal by the Board. The Board, subject to its fiduciary responsibilities, shall include the Investor Nominee (i) on the Corporate Governance and Nominating Committee, and (ii) on the slate of directors nominated by the Board to be elected by the shareholders at the Shareholder Meeting (as defined under Section 7(c)) if the Investor Nominee is designated by the Investors no later than by July 15, 2011 or within a reasonable time in order to provide the Company sufficient time to include the Investor Nominee in the applicable proxy statement in compliance with applicable laws. If the Investor Nominee resigns, dies or is removed by the Board before the expiration of his or her term, the Board, subject to its fiduciary responsibilities, shall fill such board vacancy with another Investor Nominee to serve the remaining unexpired term.
(b)Search for a President and Chief Executive Officer. After the Closing of the First Tranche, the Board will form a special committee tasked with the duty to locate and present to the Board a viable candidate for the position of President and Chief Executive Officer of the Company (“Candidate”). Such special committee may consist of up to three, but shall not exceed three, board members, which members shall include Mr. Scheetz and the Investor Nominee. The Board, subject to its fiduciary responsibilities, shall appoint the Candidate nominated by the special committee as the President and Chief Executive Officer.
(c)Shareholder Meeting. Upon the Closing of the Second Tranche and the receipt of at least $1,000,000 from the Closings of the First and Second Tranche, the Board will set a date for the next annual shareholder meeting or special meeting involving the election of directors (“Shareholder Meeting”), but in no event shall the date of the Shareholder Meeting be later than 15, 2011 unless consented to by the Majority Noteholders, which consent shall not be unreasonably withheld in light of the Company's obligation to comply with applicable laws and its bylaws regarding holding such Shareholder Meeting. In regards to the Shareholder Meeting, the Board, subject to its fiduciary responsibilities, shall include in the slate of director nominees the Investor Nominee and either Mr. Scheetz or the President as provided under Section 5.1(b)(ii).
(d)Restrictions. Subject to the final sentence of this Section 7(d), for as long as the Notes remain outstanding, the Company will not, without Board approval and the written consent of the Majority Noteholders, either directly or indirectly, by amendment, merger, consolidation or otherwise, take any of the following actions:
(i)Sell, liquidate, dissolve or wind‑up the affairs of the Company, or other liquidation event.
(ii)Amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws.
(iii)Create or authorize the creation of any new class of stock or other security convertible into or exercisable for any equity security.
(iv)Increase the number of Notes or common stock issuable upon conversion of Notes (other than as contemplated under the Transaction Documents).
(v)Purchase, redeem or pay any dividend on any capital stock prior to the Notes or common stock issued upon conversion of Notes, except as otherwise required by existing agreements or contractual obligations of the Company.
(vi)Create or authorize the creation of any new debt security, including equipment leases and/or bank lines of credit, other than as indicated on Schedule 7(d)(vi).
(vii)Increase or decrease the size of the Board of Directors.

Notwithstanding the foregoing, the restrictions set forth in this Section 7(d) shall lapse on October 17, 2011 if, but only if, the Closing of the Second Tranche has not occurred as of the close of business on such date.
(e)Offer for the Company. For as long as the Notes remain outstanding, if there is an offer for the Company, including a sale or merger transaction, or a tender offer for the Company's common stock (collectively an “Offer”), and the holders of at least seventy-five percent (75%) of the Notes desire to have the Offer accepted, the Board, subject to the Board's fiduciary duties, shall use its reasonable efforts to obtain shareholder approval of the Offer at a shareholder meeting if shareholder approval is required, and/or recommend the Offer to its shareholders.
(f)D & O Insurance Policy. Promptly after the Closing of the First Tranche, but in no event later than 10 days after said Closing, the Company will furnish Investors, Mr. Scheetz and the Investor Nominee with a copy of the Company's directors and officers insurance policy. If the Investor Nominee is designated after the Closing of the First Tranche, the Company shall provide the Investor Nominee a copy of the Company's directors and officers insurance policy promptly after becoming a director of the Company, but in no event later than 10 days after such date.
8.Indemnification.
(a)In consideration of the Investors' execution and delivery of this Agreement, the Company agrees to indemnify and hold harmless each Investor (the “Indemnified Parties”) from and against any and all losses, damages, liabilities, obligations, costs or expenses (any one such item being herein called a “Loss” and all such items being herein collectively called “Losses”) which are caused by or arise out of any material breach or default in the performance by the Company of any covenant or agreement of the Company contained in this Agreement or any material breach of a representation or warranty made by the Company in this Agreement, except when such Losses arise as a result of the grossly negligent or intentional actions or omissions of any Investor or Investor's representative. Indemnification by the Company under this Agreement shall be limited to the actual amount invested pursuant to this Agreement.
(b)In consideration of the Company's execution and delivery of this Agreement, the Investors agree, severally but not jointly, to indemnify and hold harmless the Company and its officers, directors and employees (the “Indemnified Parties”) from and against any and all Losses which are caused by or arise out of any material breach or default in the performance by the Investors of any covenant or agreement of the Investors contained in this Agreement or any material breach of a representation or warranty made by the Investors in this Agreement, except when such Losses arise as a result of the grossly negligent or intentional actions or omissions of the Company. Indemnification by the Investors under this Agreement shall be limited to the actual amount invested pursuant to this Agreement.
9.Miscellaneous.
(a)Survival. The warranties and representations of the Company and the Investors and the indemnification obligations of each party contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closings and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.
(b)Fees and Expenses. The Company shall pay the reasonable and accountable fees and expenses of the Investors in connection with this financing up to, but not exceeding, $40,000 in the aggregate for all Investors (which amount includes fees and expenses of James P. Breseth, Michael S. Kelly and David Dalvey) (“Fees and Expenses”). The Fees and Expenses in connection with Messrs. Breseth and Kelly shall be payable 50% upon the Closing of the First Tranche and 50% upon the Closing of the Second Tranche. The other Fees and Expenses are payable upon the Closing of the First Tranche. In addition, after the Closing of the First Tranche but no later than the Closing of the Second Tranche, the Company shall pay the reasonable and accountable fees and expenses of Mr. Taghizadeh in connection with the Separation Agreement up to, but not exceeding, $7,500 in the aggregate and are payable no later than the Closing of the Second Tranche.
(c)Investor Action. Unless otherwise provided in this Agreement, any consent, approval or action required to be taken by the Investors in this Agreement shall mean by the Majority Noteholders.
(d)Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of the Notes). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Investors will have the right to assign all or any portion of their rights and delegate any corresponding duties under this Agreement

(except that any assignment of the rights to purchase and hold Notes under this Agreement may only be to parties who are “accredited investors” as defined under Rule 501 promulgated under the Securities Act).
(e)Governing Law. This Agreement shall be governed by and construed under the substantive laws of the State of Minnesota, without regard to the conflicts of law provisions thereof, as applied to agreements among Minnesota residents entered into and to be performed entirely within Minnesota.
(f)Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
(g)Notices. All notices, requests, demands, approvals, consents, and other communications which are required or may be given hereunder shall be (i) in writing; (ii) addressed to the parties as set forth below, unless a party notifies the others of a change of address (in which case the latest noticed address shall be used); and (iii) deemed to have been duly given (C) on the date given by hand delivery or facsimile, or (B) the day after deposit with a recognized overnight courier; provided that if the actual or deemed notice date is not a business day, the date of actual or deemed notice shall be the next business day thereafter:
If to the Investors, to the addresses set forth for the Investors on Exhibit A, with a copy to:

Maslon, Edelman, Borman & Brand, LLP
3300 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN 55402
Attn: Shawn McIntee and Paul Chestovich
Fax No.: (612) 642-8316 and (612) 642-8305

If to the Company:

Digitiliti, Inc.
266 East 7th Street
Saint Paul, MN 55101
Attn: Chief Executive Officer
Fax No.: (651) 925-3232

with a copy to:

Winthrop & Weinstine, P.A.
Capella Tower, Suite 3500
225 South Sixth Street
Minneapolis, MN 55402
Attn: Joy S. Newborg, Esq.
Fax No.: (612) 604-6713

(h)Amendments and Waivers. Any term of this Agreement or any of the other Transaction Documents may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Majority Noteholders. Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding and each future holder of all such Securities and the Company.
(i)Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
(j)Entire Agreement. This Agreement, the Transaction Documents and other documents referred to herein constitute the entire agreement among the parties with respect to the matters addressed herein and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth therein.
(k)Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
(l)Acknowledgement Among Investors. Each Investor acknowledges, as to itself, that such Investor is not relying upon any person, firm or corporation, other than the written representation and warranties of the Company and its officers, in making its investment or decision to invest in the Company. Each Investor agrees that no other Investor (or their respective controlling persons, officers, directors, partners, agents or employees) shall be liable for any action taken or omitted to be taken in connection with the sale of the Notes and Warrants.
(m)Appointment of Representative under Escrow Agreement. The Investors hereby appoint Michael S. Kelly as “Investor Representative” under the Escrow Agreement to be executed and delivered in connection with each Closing; provided, however, that the Investors may remove and replace such Investor Representative after the first Closing upon the affirmative vote of the Majority Noteholders.

[SIGNATURE PAGES FOLLOW]
IN WITNESS WHEREOF, the parties have executed this Junior Secured Convertible Promissory Note and Warrant Purchase Agreement as of the date first above written.

THE COMPANY:

DIGITILITI, INC.
a Delaware corporation

By:    __________________________
Name:    __________________________
Its:    __________________________

[COMPANY SIGNATURE PAGE TO JUNIOR SECURED CONVERTIBLE PROMISSORY NOTE
AND WARRANT PURCHASE AGREEMENT]

[MULTIPLE INVESTOR SIGNATURE PAGES FOLLOW]

DIGITILITI, INC.

INVESTOR SIGNATURE PAGE TO
JUNIOR SECURED CONVERTIBLE PROMISSORY NOTE AND WARRANT PURCHASE AGREEMENT

The undersigned (the “Investor”) has read and understands the Junior Secured Convertible Promissory Note and Warrant Purchase Agreement between Digitiliti, Inc. (the “Company”) and certain investors, dated September ___, 2011 (the “Purchase Agreement”). The Investor wishes to become a party to the Purchase Agreement and purchase $_______________ of Notes pursuant to the terms thereof. Upon the Investor signing in the space provided below and the Company's acceptance hereof, the Investor shall be a party to the Purchase Agreement.

      INDIVIDUAL INVESTOR:

Signature: _____________________________

Name:

Address:

ENTITY INVESTOR:

_______________________________________

Signature:

Name:

Title:

Address:

EXHIBIT A

SCHEDULE OF INVESTORS

EXHIBIT B

FORM OF JUNIOR SECURED CONVERTIBLE PROMISSORY NOTE

EXHIBIT C

FORM OF WARRANT

EXHIBIT D

FORM OF SECURITY AGREEMENT

EXHIBIT E

SEPARATION AGREEMENT

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